                                                                     EXHIBIT 2.3
                                                                     -----------





                               AMENDMENT NO. 2 TO

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           EFFICIENT NETWORKS, INC.,

                          FIRE ACQUISITION CORPORATION

                            CABLETRON SYSTEMS, INC.

                                      AND

                                FLOWPOINT CORP.

                         Dated as of December 17, 1999

                               AMENDMENT No. 2 TO

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is made and entered into as of December 17, 1999, among Efficient Networks, Inc., a Delaware corporation ("Purchaser"), Fire Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), Cabletron Systems, Inc., a Delaware corporation ("Parent") and Flowpoint Corp., a California corporation and a wholly-owned subsidiary of Parent ("Company").

       The Purchaser, Merger Sub, Parent and Company are parties to that certain Agreement and Plan of Reorganization dated as of November 21, 1999 as amended by Amendment No. 1 thereto (collectively, the "Reorganization Agreement"), and desire to amend the Reorganization Agreement as provided herein.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Defined Terms.  Capitalized terms which are used herein without
         -------------
definition, but which are defined in the Reorganization Agreement shall have the same meanings herein as therein defined.

     2.  Amendment To The Reorganization Agreement
         -----------------------------------------

         2.1 Section 6.19 of the Reorganization Agreement is hereby amended by deleting existing Section 6.19 in its entirety and substituting the following therefor:

         "6.19  Retention.
                ---------
                (a)  Cabletron Options.  At the Effective Time, Parent shall
                     -----------------
     accelerate the vesting of all options that were granted under the Company's Option Plan prior to Parent's acquisition of the Company in September 1998 then held by employees of the Company such that all such options then held by such Company employees are 100% vested and free from blackout, trading window or similar restrictions.

                (b)  Retention Pool.  Immediately prior to the Effective Time,
                     --------------
     the parties will create a cash payout pool in the aggregate amount of $8,445,938 (the "Retention Pool") for the benefit of the Company employees listed on Schedule 6.19 hereto. The Retention Pool will be allocated to the Company employees as set forth in Schedule 6.19, subject to the time-based vesting requirements reflected in Schedule 6.19. The parties shall fund the Retention Pool as follows: (1) immediately prior to the Effective Time, Parent will deposit in a bank account of Company for the benefit of the Retention Pool the sum of $4,873,875; (2) immediately prior to the Effective Time,

     Parent will pay to Chuck Wagonner the sum of $1,126,125 (less applicable withholdings); and (3) Purchaser shall be obligated to provide the remaining $2,445,938 to the Retention Pool as payout therefrom requires. The amounts set forth in this Section 6.19 shall be in addition to any amounts in the accounts of Company at the Effective Time and any amounts required to be deposited therein by any other provision of this Reorganization Agreement. Purchaser covenants that it will use the Retention Pool for the benefit of the Company employees listed on Schedule 6.19; provided, however, that in the event that the employment of any such employee is terminated voluntarily by the employee or involuntarily terminated by Company or Purchaser with cause, then any unvested amounts shall not be payable to such employee(s) and shall remain the property of Company. The concepts of voluntary and involuntary termination, as well as cause, shall be as set forth in Schedule 6.19."

     3.  No Other Amendments.  Except as expressly provided in this Amendment,
         -------------------
all of the terms and conditions of the Reorganization Agreement remain unchanged and are ratified and confirmed in all respects, and the terms and conditions of the Reorganization Agreement, as amended hereby, remain in full force and effect.

     4.  Counterparts.  This Amendment may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     5.  Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

                                    EFFICIENT NETWORKS, INC.

                                    By: /s/ Jill Manning
                                       -------------------------------------
                                    Name: Jill Manning
                                         -----------------------------------
                                    Title: Vice President and Chief
                                          ----------------------------------
                                           Financial Officer
                                          ----------------------------------


                                    FIRE ACQUISITION CORPORATION

                                    By: /s/ Jill Manning
                                       -------------------------------------
                                    Name: Jill Manning
                                         -----------------------------------
                                    Title: Chief Financial Officer
                                          ----------------------------------


                                    CABLETRON SYSTEMS, INC.

                                    By: /s/ Piyush Patel
                                       -------------------------------------
                                    Name: Piyush Patel
                                         -----------------------------------
                                    Title: Chief Executive Officer
                                          ----------------------------------



                                    FLOWPOINT CORP.

                                    By: /s/ Piyush Patel
                                       -------------------------------------
                                    Name: Piyush Patel
                                         -----------------------------------
                                    Title: President
                                          ----------------------------------



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